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                                                                     EXHIBIT 5.2

                        Morris, Nichols, Arsht & Tunnell
                            1201 North Market Street
                                 P.O. Box 1347
                           Wilmington, DE 19899-1347


                                October 31, 2001

VNB Capital Trust I
c/o Valley National Bancorp
1455 Valley Road
Wayne, New Jersey  07470

             Re: VNB Capital Trust I
                 -------------------

Ladies and Gentlemen:

             We have acted as special Delaware counsel to VNB Capital Trust I, a Delaware statutory business trust (the "Trust"), and Valley National Bancorp ("Valley National"), in connection with certain matters relating to (i) the formation of the Trust and (ii) the proposed issuance by the Trust of an additional 1,000,000 Preferred Securities (the "Additional Preferred Securities") to beneficial owners pursuant to and as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "462(b) Registration Statement"). The 462(b) Registration Statement incorporates by reference the Registration Statement (and the Prospectus forming a part thereof) on Form S-3 filed with the Commission on October 12, 2001, as amended by Amendment No. 1 thereto (collectively, the "Original Registration Statement"), relating to the Preferred Securities of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as an exhibit to the Original Registration Statement (the "Governing Instrument").

             In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on October 12, 2001 (the "Certificate of Trust"); the Declaration of Trust of the Trust dated as of October 4, 2001 (the "Original Governing Instrument"); the Governing Instrument; the Indenture to be entered into between Valley National and The Bank of New York, as Trustee; the Preferred Securities Guarantee Agreement to be entered into between Valley National and The Bank of

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VNB Capital Trust I
October 31, 2001
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New York, as Trustee; the form of Underwriting Agreement relating to the
Additional Preferred Securities among Valley National, the Trust and the underwriters named therein (the "Underwriting Agreement"); the 462(b) Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Underwriting Agreement prior to the first issuance of Additional Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate of Trust, or will occur prior to the first issuance of Additional Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (v) that payment of the required consideration for the Additional Preferred Securities has, or prior to the first issuance of Additional Preferred Securities will have, been made in accordance with the terms and conditions of the Governing Instrument, the 462(b) Registration Statement and the Underwriting Agreement and that the Additional Preferred Securities are otherwise issued and sold to the Holders of Additional Preferred Securities in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the 462(b) Registration Statement and the Underwriting Agreement;
(vi) that the Sponsor has directed, or will direct prior to the first issuance of Additional Preferred Securities, the Administrative Trustees to take the actions contemplated by Section 3.6(b) of the Governing Instrument; and (vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to, and assume no responsibility for the contents of, the 462(b) Registration Statement or any other offering material relating to the Additional Preferred Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

             Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

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VNB Capital Trust I
October 31, 2001
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             1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

             2. Upon issuance, the Additional Preferred Securities will constitute validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust. We note that pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder of Additional Preferred Securities and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Holders of Additional Preferred Securities may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

             3. Under the Delaware Act and the terms of the Governing Instrument, each Holder of Additional Preferred Securities, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Holder of Additional Preferred Securities who is, was or may become a named Trustee of the Trust.

             We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL

                                /s/ Jonathan I. Lessner

                                Jonathan I. Lessner